 Exhibit 32.2
CFO CERTIFICATION OF ANNUAL REPORT
I, Gilberto Antoniazzi, Vice President and Chief Financial Officer of Livent Corporation (the "Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 28, 2019

/s/ Gilberto Antoniazzi

Gilberto Antoniazzi
Vice President and Chief Financial Officer